Exhibit 99.1

MARINA DEL REY, Calif.--(BUSINESS WIRE)--Feb. 23, 2005--Leading online search engine marketing firm InfoSearch Media (OTCBB: ISHM - News) today announced the appointment of Martial Chaillet to its Board of Directors.

"The addition of Martial Chaillet to our board represents an ongoing commitment to attract seasoned professionals with extensive industry and financial experience in sectors relevant to areas of strategic focus for our company. For more than thirty years Mr. Chaillet has distinguished himself as a leading investment professional with a successful track record in researching and managing investments in both small and large cap media companies. Mr. Chaillet also serves as a director of several private media companies and is a recognized expert in the media sector. We are very excited about the addition of Mr. Chaillet to our Board of Directors and believe he will prove to be an invaluable resource going forward as a result of his extensive experience and professional reputation within the rapidly evolving online media sector," said InfoSearch Media's CEO, Steve Lazuka.

Commenting on his appointment, Martial Chaillet stated, "I am delighted to serve on InfoSearch Media's Board of Directors and the opportunity to help the company realize the full potential for its unique, content-based search engine marketing services. These are truly exciting times for the industry and the customers they serve and I look forward to working with Steve and his team in implementing their strategy to make their technology and service offerings available to an expanding customer base in a rapid and cost effective manner."

Mr. Chaillet is currently the General Partner and founder of MediaWin & Partners, a Geneva-based private investment firm that invests in small to medium-sized public and private media companies, primarily in Europe and the United States. Prior to founding MediaWin & Partners in 2003, Mr. Chaillet spent thirty years in various capacities with the Capital Group Companies, one of the largest financial institutions in the world. While at the Capital Group Companies, Mr. Chaillet served for twelve years as Senior Vice President and Global Portfolio Manager of Capital Research and Management, the mutual fund arm of The Capital Group Companies which managed in excess of $6 billion. He was also in charge of global research for media and entertainment and telecom services and equipment companies while at the Capital Group Companies. Mr. Chaillet was part of a group that was awarded the title of "Morningstar Fund Manager of the Year" in 1999. Mr. Chaillet holds a Degree in Econometrics from the University of Geneva and is a Graduate (with honors) of the Swiss Technical School.

About InfoSearch Media:

InfoSearch Media (http://www.infosearchmedia.com) is a leading provider of content based, cost-effective search engine marketing services. InfoSearch Media maintains a network of over 200 professional writers that contribute to its online network of informative content leveraged to generate highly qualified traffic for its clients. The company also provides web analytic software and other tools to help online marketers analyze their site visitors and improve their return on investment. There are currently over 4,500 clients receiving traffic from the company's network of over 200,000 articles. InfoSearch Media's clients include Netflix, MatchNet, Pitney Bowes, and Price.com.

InfoSearch Media owns and operates a popular destination site at http://www.articleinsider.com. ArticleInsider is a collection of informative articles written by industry experts and enthusiasts covering a wide variety of popular topics. Internet users can visit the ArticleInsider network in order to review related articles, talk with others about specific subjects through online forums, and explore related websites. InfoSearch Media plans to continue to expand upon its 250,000-page network as it continues to build its client base.

This press release includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, the Company's expectations regarding its ability to develop and commercialize content-based, cost-effective search engine marketing services, the Company's expectations regarding its ability to develop and access capital markets and its ability to achieve expected results in the Internet search industry. The forward looking statements are identified through use of the words "potential," "anticipate," "expect," "planned" and other words of similar meaning. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company's results of operations, business, and financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the search engine market and in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in our Registration Statement on Form SB-2 filed with the SEC on February 14, 2005 and subsequent reports filed with the Securities and Exchange Commission. These forward-looking statements may be affected by the risks and uncertainties inherent in the search industry and in the Company's business. The Company cautions readers that certain important factors may have affected and could in the future affect the Company's beliefs and expectations and could cause the actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.